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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Kimberly-Clark Corporation on Form S-3 of our report dated January 28, 1994 appearing in the Current Report on Form 8-K of Kimberly-Clark Corporation dated February 17, 1994, and our reports dated January 28, 1994, appearing in and incorporated by reference in the Annual Report on Form 10-K of Kimberly-Clark Corporation for the year ended December 31, 1993. Such reports include an explanatory paragraph concerning the Corporation's changes in its methods of accounting for income taxes and postretirement benefits other than pensions to conform with Statements of Financial Accounting Standards No. 109 and No. 106, respectively. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche

DELOITTE & TOUCHE
Dallas, Texas

June 17, 1994